EXECUTION VERSION

Exhibit 10.2

PROMISSORY NOTE

June 6, 2024

$2,500,000.00

1. Promise to Pay. TECH INFRASTRUCTURE JV I LLC, a Delaware limited liability company (the “Borrower”) promises to pay to the order of LMFA FINANCING, LLC (“Lender”), the principal sum of Two Million Five Hundred Thousand No/100 Dollars ($2,500,000.00) or so much thereof as may actually be outstanding under this Promissory Note (as may hereafter be amended, renewed, extended or otherwise modified from time to time, this “Note”), with interest on the unpaid principal balance from time to time outstanding at the “Applicable Rate” as defined in this Note. All past due, unpaid principal and all accrued and unpaid interest thereon shall bear interest from the applicable due date until paid at the “Default Rate” defined in this Note. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Loan Agreement of even date herewith by and between Lender and Borrower (as now or hereafter amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

2. Interest Rate.

(a) Maximum Rate. The term “Maximum Rate” as used in this Note means, at the particular time in question, the maximum rate of non-usurious interest (taking into account all amounts paid or required to be paid which may be deemed, held, or classified as interest under applicable law) which, under Applicable Law, may then be charged on this Note. If the maximum rate of non-usurious interest changes after the date of this Note, the Maximum Rate shall automatically be increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the maximum non-usurious rate.

(b) Applicable Rate. The “Applicable Rate” of interest from the date of this Note until the “Change Date” (as defined below) shall be fourteen percent (14.0%) per annum. Thereafter, the Applicable Rate of interest shall be a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) eighteen percent (18.0%). For purposes hereof, “Change Date” shall mean the date on which Arthur Digital Assets, Inc., a Delaware corporation (“Arthur”) imposes Market Pricing under the Hosting Agreement between Arthur and US Digital Mining Oklahoma, LLC, an Oklahoma limited liability company (“USDM”) dated even date herewith (as now or hereafter amended, restated or otherwise modified from time to time, the “Hosting Agreement”). “Market Price(ing)” means pass through power costs invoiced to Arthur and passed through to USDM pursuant to the Hosting Agreement, plus $0.0275 per kw/h.

(c) Interest Computation. Interest shall be computed on the basis of a year of 360 days and for the actual number of days elapsed (including the first day but excluding the last day). Interest shall be calculated on the unpaid principal to the date of each installment paid and the payment shall be credited first to accrued but unpaid interest and the balance to the reduction of the principal.

3. Payment. This Note is due and payable as follows:

(a) Scheduled Payments. Interest only shall accrue on unpaid outstanding principal from the date such principal is advanced to Borrower until the Change Date. After the Change Date, accrued and unpaid interest shall be due and payable on the same day of each calendar month as the day of the Change Date until the Maturity Date (as hereinafter defined). The outstanding principal balance of this Note on the Change Date shall be amortized over 24 months, and thereafter unpaid principal shall be payable on the same day of the month as the day of the Change Date in equal successive installments over said amortization term, commencing the first full month following the Change Date, and continuing up to and including the second anniversary of the Change Date (the “Maturity Date”), when the entire amount of unpaid principal and all accrued but unpaid interest shall be due and payable.

(b) Optional Prepayments. This Note may be prepaid, in whole or in part, at any time without penalty of any kind. Prepayments shall be credited first to accrued but unpaid interest to the date of the prepayment and the balance to the reduction of principal.

(c) Mandatory Prepayments. Within ten (10) days after any of the following amounts are received by, or on account of, Borrower, such amounts shall be turned over to Lender and applied in accordance with Section 3(d) of this Note:

(i) 100% of the Net Proceeds from the issuance or incurrence of any Debt to the extent such Debt does not constitute Permitted Debt;

(ii) 100% of all insurance Net Proceeds yielding more than $50,000 resulting from or arising out of any casualty event with respect to Borrower to the extent the Net Proceeds are not, within one hundred eighty (180) days of receipt by Borrower, reinvested in assets that are similar to the assets that were the subject of the casualty event and that are useful in the business of Borrower (it being understood and agreed that (x) if any portion of the Net Proceeds is not reinvested prior to the expiration of such one hundred eighty (180) day period, then, on such expiration date, 100% of the Net Proceeds not so reinvested in accordance with this paragraph shall be turned over to the Lender in the form received with any endorsement or assignment and applied in accordance with Section 5(d) and (z) the Net Proceeds with respect to an asset that was owned by Borrower shall be reinvested in or replaced by an asset that is owned by (or substantially concurrently therewith will be owned by) Borrower);

(iii) 100% of all Net Proceeds yielding more than $50,000 from any proceeding instituted by any Governmental Authority, or any Person acting under, for, or on behalf of, a Governmental Authority, to condemn, seize or appropriate all or part of any asset of Borrower;

(iv) 100% of the Net Proceeds from the Disposition of any Collateral to the extent such Net Proceeds are not, within one hundred eighty (180) days of the date of such disposition, reinvested in assets that are useful in the business of Borrower and similar to the assets subject to such Disposition (it being understood and agreed that (y) if any portion of such proceeds is not reinvested prior to the expiration of such one hundred eighty (180) day period, then, on such expiration date, 100% of the proceeds not so reinvested in accordance with this paragraph shall be turned over to Lender in the form received with any endorsement or assignment and applied in accordance Section 5(d), and (z) the Net Proceeds of any Disposition with respect to an asset that was owned by Borrower shall be reinvested in or replaced by an asset that is owned by (or substantially concurrently therewith will be owned by) Borrower; and

(v) 100% of any Extraordinary Receipt(s) received by, or paid to, or for the account of, Borrower. For purposes hereof, “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance, including any representation and warranty policy, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, indemnity payments, and any purchase price adjustment received in connection with any purchase agreement; provided, however, that Extraordinary Receipts shall not include cash receipts from proceeds of insurance, condemnation awards or similar payments, or indemnity payments to the extent that such funds are received by any Person in respect of any third party claim against such Person and such funds are promptly turned over to such unrelated third party to pay (or reimburse such Person for its prior payment of) such claim plus related costs and expenses.

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(d) As used herein, “Net Proceeds” means all cash proceeds actually received by Borrower net of: (a) any applicable tax paid (or reasonably estimated to be payable) by Borrower thereon, and (b) any other reasonable out-of-pocket costs and expenses incurred by Borrower to obtain such proceeds. All mandatory prepayments under Section 3(c) of this Note shall be applied first to accrued but unpaid interest to the date of the prepayment and the balance to the reduction of principal.

4. Balloon Notice. THIS LOAN IS PAYABLE IN FULL ON THE MATURITY DATE. AT MATURITY, BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID ACCRUED INTEREST THEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THIS LOAN AT THAT TIME.

5. Non-Revolving Nature. Advances on this Note are governed by the Loan Agreement. This Note represents a non-revolving line of credit extended by Lender to Borrower from the date of this Note until the Maturity Date or such earlier date as Lender accelerates the Maturity Date (the first of which to occur is referred to in this Note as the “Due Date”). Before the Due Date and subject to the terms, conditions, and limitations contained in the Loan Agreement, Borrower may borrow and repay, but not reborrow, principal amounts up to the face amount of this Note. The principal amount actually owing on this Note at any given time shall be the aggregate of all advances previously made by Lender, less all payments of principal received by Lender as payment on this Note. Advances under this Note may be requested orally or in writing by Borrower or any person authorized to so do by Borrower, provided Borrower gives Lender written notice of such authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Any of the following parties are authorized to request advances under this Note until Lender receives written notice of revocation of their authority: Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice-President, and Treasurer. Borrower agrees to be liable for all sums either advanced in accordance with the instructions of an authorized person or credited to any of Borrower's accounts with Lender.

6. Default. In the event that an Event of Default under the Loan Agreement occurs and is continuing, at the option of Lender, the entire unpaid principal balance of this Note, together with accrued but unpaid interest thereon, shall at once become due and payable, without notice, and without presentment or demand for payment, and the liens given to secure the payment of this Note may be foreclosed immediately. Failure to exercise this option shall not constitute a waiver of the right to exercise such option at any other time in the future.

7. Collection Costs. Borrower shall pay within ten (10) days of written demand from Lender all reasonable and documented attorney's fees and all other reasonable costs and expenses incurred by Lender in the enforcement of or preservation of Lender's rights under this Note and the Loan Documents, including, without limitation, all reasonable and documented attorney's fees and expenses, investigation costs, all documentary stamp or other excise taxes imposed with respect to this Note and the other Loan Documents, and all court costs, whether or not suit is filed hereon, or whether (i) at maturity or by acceleration, or (ii) before or after maturity, or (iii) in connection with a probate proceeding, bankruptcy, reorganization, insolvency, or appeal, or (iv) in connection with the collection or enforcement of this Note or any of the other Loan Documents against Borrower. Borrower agrees to pay interest on any expenses or other sums due to Lender under this paragraph that are not paid when due, at a rate per annum equal to the lesser of (a) the Maximum Rate and (b) three (3%) per annum above the then Applicable Rate (the “Default Rate”).

8. Waivers. THE UNDERSIGNED, ALL ENDORSERS, AND ALL PERSONS LIABLE OR TO BECOME LIABLE ON THIS NOTE, EXPRESSLY WAIVE DEMAND FOR PAYMENT, PRESENTATION FOR PAYMENT, NOTICE OF INTENTION TO ACCELERATE MATURITY, NOTICE OF ACCELERATION, PROTEST, AND NOTICE OF PROTEST AS TO

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THIS NOTE AND AS TO EACH INSTALLMENT DUE ON THIS NOTE. The acceptance by Lender, at any time and from time to time, of part payment of this Note shall not be deemed to be a waiver of any default then existing. No waiver by Lender of any default shall be deemed to be a waiver of any other then existing or subsequent default, nor shall any such waiver by Lender be deemed to be a continuing waiver. No delay or omission by Lender in exercising any right, power, or option granted to Lender in this Note shall impair any such right, power, or option or be construed as a waiver of it or an acquiescence to it, nor shall any single or partial exercise of any such right, power, or option preclude other or further exercise of it or the exercise of any other right, power, or option of Lender under the terms of this Note.

9. Usuary Savings Clause. It is the intention of Lender and Borrower to conform strictly with applicable usury laws now in force. No provision of this Note or any other document executed in connection with, as evidence of, or as security for the indebtedness evidenced by this Note shall require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If at any time the interest received or contracted for exceeds the maximum lawful rate, Lender shall refund the amount of the excess or shall credit the amount of the excess against amounts owing under the loan and such excess shall not be considered the payment of interest. Determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the full contracted period of the life of the loan all interest at any time contracted for, charged, or received from Borrower in connection with the loan. Borrower agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower shall provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have 60 days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or any other indebtedness then owing by Borrower to Lender.

10. Governing Law. This Note shall be governed by and construed under the applicable laws of the State of Florida and the laws of the United States of America.

11. Notices. All notices provided for or permitted to be given pursuant to this instrument must be in writing and may be given or served by depositing the same in the United States mail, addressed to the person to be notified, postage prepaid, and registered or certified with return receipt requested, or by federal express, or other overnight delivery, or by facsimile machine, or by delivering such notice by courier or by hand to such person. Except as otherwise provided in this instrument, notices are effective on the earlier to occur of (i) receipt by the party to be notified or (ii) three days after deposit in the mail in accordance with this paragraph. For purposes of this instrument, Lender’s address is 1200 West Platt Street, Suite 100, Tampa, FL 33606.

12. Miscellaneous. All payments on this Note must be paid in lawful money of the United States of America immediately available funds. Borrower agrees to perform and comply with the covenants, conditions, provisions, and agreements contained in this Note and in every other instrument evidencing or securing payment of the indebtedness evidenced by this Note.

13. Security. This Note is secured by, among other things, the Security Documents.

14. Waiver of Jury Trial. LENDER AND BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS.

15. Commercial Purpose. Borrower represents and warrants to Lender that the Loan will be used by Borrower for business, commercial, or agricultural purposes, and not for personal, family, or household use.

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16 Entire Agreement. This Note, together with the other Loan Documents, represents the entire, final, complete, and fully integrated agreement between Borrower and Lender with respect to the subject matter hereof and supersedes any prior agreements or communications between Borrower and Lender, whether written, oral, electronic or otherwise.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER:

TECH INFRASTRUCTURE JV I LLC,

a Delaware limited liability company

By: /s/ Cleverton Ribeiro

Name: Cleverton Carlos Ribeiro

Title: Manager

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